                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this  Registration  Statement of
American Pacific  Corporation on Form S-8 of our report dated November 15, 2002, appearing in the Annual Report on Form 10-K of American Pacific  Corporation for
the year  ended  September  30,  2002,  and of our report  dated July 11,  2003, appearing  in the Annual  Report on Form 11-K of  American  Pacific  Corporation
401(k) Plan for the year ended September 30, 2002.

/s/ Deloitte & Touche LLP
-----------------------------

Las Vegas, Nevada

September 10, 2003